                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

          We consent to the reference to our firm in this Registration Statement pertaining to the Overseas Partners Ltd. Incentive Compensation Plan and to the incorporation by reference therein of our report dated January 11, 2000, appearing in the Annual Report on Form 10-K of Overseas Partners Ltd. for the year ended December 31, 1999.


/s/ Deloitte & Touche

Hamilton, Bermuda
May 31, 2000